                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Initial Report (Date of earliest event reported) to which this form
                     8-K/A is an amendment: MARCH 1, 1999.




                         Commission file number 0-24333

                              RAINBOW RENTALS, INC.
             (Exact name of registrant as specified in its charter)

              Ohio                                        34-1512520
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification Number)


                             3711 Starr Centre Drive
                              Canfield, Ohio 44406
                            Telephone: (330) 533-5363
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              RAINBOW RENTALS, INC.
                          Amendment No. 1 on Form 8-K/A
                                       to
                           Current Report on Form 8-K

                                  Introduction

         This Amendment No. 1 on Form 8-K/A (this "Amendment") is being filed by Rainbow Rentals, Inc. (the "Company") to amend Item 7 of the Company's Current Report on Form 8-K dated March 1, 1999 (the "Initial Report") relating to the acquisition on March 1, 1999 of substantially all of the assets of Blue Ribbon Rentals, Inc. and Blue Ribbon Rentals II, Inc. (collectively "Blue Ribbon"). Pursuant to the instructions to Item 7 of Form 8-K, the Company is filing this Amendment (not later than 60 days after the date that the Initial Report was required to be filed) in order to include the financial statements and proforma financial information required with respect to the Blue Ribbon acquisition. Pursuant to Rule 12b-15 of the SEC Rules, the complete text of Item 7, as amended, is set forth herein.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of businesses acquired.

                  Table of Contents..........................................................................F-1
                  Report of Independent Certified Public Accountants.........................................F-2
                  Combined Balance Sheet of Blue Ribbon Rentals, Inc. and Blue Ribbon
                      Rentals II, Inc. as of December 31, 1997...............................................F-3
                  Combined Statement of Earnings and Retained Earnings of  Blue Ribbon
                      Rentals, Inc. and Blue Ribbon Rentals II, Inc. for the year ended
                      December 31, 1997......................................................................F-4
                  Combined Statement of Cash Flows of  Blue Ribbon Rentals, Inc. and
                      Blue Ribbon Rentals II, Inc. for the year ended  December 31, 1997.....................F-5
                  Notes to the Combined Financial Statements of Blue Ribbon Rentals, Inc. and
                      Blue Ribbon Rentals II, Inc............................................................F-6
                  Combined Balance Sheet of Blue Ribbon Rentals, Inc. and Blue Ribbon
                      Rentals II, Inc. as of September 30, 1998 (unaudited)..................................F-7
                  Combined Statements of Earnings and Retained Earnings of  Blue Ribbon
                      Rentals, Inc. and Blue Ribbon Rentals II, Inc. for the nine months ended September 30, 1998 and 1997 (unaudited)..........................................F-8
                  Combined Statements of Cash Flows of  Blue Ribbon Rentals, Inc. and
                      Blue Ribbon Rentals II, Inc. for the nine months ended September 30,
                      1998 and 1997 (unaudited)..............................................................F-9
                  Notes to the (unaudited) Combined Financial Statements of Blue Ribbon Rentals, Inc. and
                      Blue Ribbon Rentals II, Inc............................................................F-10

(b) Unaudited proforma financial information reflecting the effect of the Blue Ribbon acquisition on the condensed consolidated financial statements of Rainbow Rentals, Inc.

                  Unaudited Proforma Condensed Consolidated Statement of Income for the year ended
                         December 31, 1997..................................................................F-11
                  Unaudited Proforma Condensed Consolidated Statement of Income for the nine months ended September 31, 1998...........................................................F-12
                  Notes to Unaudited Proforma Condensed Consolidated Statements of Income...................F-13

(c)      The exhibits furnished in connection with this Report are as follows:

Exhibit No.       Description
-----------       -----------

4.1 Consent and Amendment No. 11 to Loan and Security Agreement between Rainbow Rentals, Inc. and Bank of America National Trust & Savings Association, dated March 1, 1999 is hereby incorporated by reference to the Company's Current Report on Form 8-K dated March 16, 1999.


10.1 Amended and Restated Asset Purchase Agreement dated March 1, 1999 among Rainbow Rentals, Inc., Blue Ribbon Rentals, Inc., Blue Ribbon Rentals II, Inc. and William Wendell, is hereby incorporated by reference to the Company's Current Report on Form 8-K dated March 16, 1999.



The Registrant hereby undertakes to furnish supplementally a copy of any schedule or exhibit to the Amended and Restated Asset Purchase Agreement omitted herefrom, as permitted by Item 601(b)(2) of Regulation S-K, to the Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  May 14, 1999

                                        RAINBOW RENTALS, INC.


                                        By  /S/ WAYLAND J.  RUSSELL
                                            ------------------------------------
                                            Chairman and Chief Executive Officer


                                        By  /S/ MICHAEL A. PECCHIA
                                            ------------------------------------
                                            Chief Financial Officer

                                    REPORT ON

                            BLUE RIBBON RENTALS, INC.
                                       AND
                          BLUE RIBBON RENTALS II, INC.

























                               GRANT THORNTON LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                            BLUE RIBBON RENTALS, INC.
                                       AND
                          BLUE RIBBON RENTALS II, INC.


                         T A B L E  O F  C O N T E N T S




                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED
  PUBLIC ACCOUNTANTS.....................................................   F-2


FINANCIAL STATEMENTS

          COMBINED BALANCE SHEET.........................................   F-3

          COMBINED STATEMENT OF EARNINGS AND
             RETAINED EARNINGS...........................................   F-4

          COMBINED STATEMENT OF CASH FLOWS...............................   F-5

          NOTES TO COMBINED FINANCIAL STATEMENTS.........................   F-6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
BLUE RIBBON RENTALS, INC.
  AND BLUE RIBBON RENTALS II, INC.


We have audited the accompanying combined balance sheet (see Note A) of Blue Ribbon Rentals, Inc. and Blue Ribbon Rentals II, Inc. (collectively referred to as the "Company") as of December 31, 1997, and the related combined statements of earnings and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1997, and the results of its combined operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.



                               GRANT THORNTON LLP



Cleveland, Ohio
April 14, 1999

                            Blue Ribbon Rentals, Inc.
                                       and
                          Blue Ribbon Rentals II, Inc.
                             COMBINED BALANCE SHEET
                                December 31, 1997

                           ASSETS

CURRENT ASSETS
   Cash                                                                                 $  356,582
   Accounts receivable                                                                      33,740
                                                                                        ----------
            Total Current Assets                                                           390,322

PROPERTY HELD FOR RENT - AT COST (NOTE A)                                                6,066,599
   Less accumulated depreciation                                                         2,618,827
                                                                                        ----------
                                                                                         3,447,772


PROPERTY AND EQUIPMENT - NET (NOTES A AND B)                                               862,546


OTHER ASSETS                                                                                64,272
                                                                                        ----------

                                                                                         4,764,912
                                                                                        ==========

                          LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt                                                     50,117
   Accounts payable                                                                        237,755
   Accounts payable - related parties (note D)                                             848,532
   Accrued expenses                                                                        317,706
                                                                                        ----------

            Total Current Liabilities                                                    1,454,110

LONG-TERM DEBT (NOTE C)                                                                  1,018,661

SHAREHOLDER'S EQUITY
   Common stock of Blue Ribbon Rentals, Inc.; 750 shares authorized at no par
      value; 50 shares issued and outstanding                                                  500
   Common stock of Blue Ribbon Rentals II, Inc.; 850 shares authorized at no par
      value; 100 shares issued and outstanding                                                 500
   Additional paid-in capital                                                              492,348
   Retained earnings                                                                     1,798,793
                                                                                        ----------
                                                                                         2,292,141
                                                                                        ----------

                                                                                        $4,764,912
                                                                                        ==========


         The accompanying notes are an integral part of this statement.

                            Blue Ribbon Rentals, Inc.
                                       And
                          Blue Ribbon Rentals II, Inc.
              COMBINED STATEMENT OF EARNINGS AND RETAINED EARNINGS
                      For the year ended December 31, 1997


REVENUE:
   Rental income                                                    $ 8,032,491
   Late charge income                                                   486,851
   Other income                                                         282,474
                                                                    -----------
                                                                      8,801,816

COSTS AND OPERATING EXPENSES:
   Depreciation and amortization:
      Property held for rent                                          2,040,849
      Property and equipment                                            306,019
      Rental property charged off                                       494,018
      Operating expenses                                              5,334,136
                                                                    -----------

          Total Costs and Operating Expenses                          8,175,022
                                                                    -----------
               Operating income                                         626,794

OTHER INCOME (EXPENSE):
   Interest income                                                      147,634
   Interest expense                                                    (254,263)
   Gain on sale of property and equipment                                 7,964
   Gain on sale of assets from store location                            46,603

                                                                        (52,062)

               NET EARNINGS                                             574,732

Retained earnings - beginning                                         1,224,061
                                                                    -----------

Retained earnings - ending                                          $ 1,798,793
                                                                    ===========



         The accompanying notes are an integral part of this statement.

                            Blue Ribbon Rentals, Inc.
                                       And
                          Blue Ribbon Rentals II, Inc.
                        COMBINED STATEMENT OF CASH FLOWS
                      For the year ended December 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                      $   574,732
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
       Depreciation and amortization                                  2,346,868
       Cost of rental property sold or charged off                      911,181
       Purchase of property held for rent                            (3,626,651)
       Gain on sale of property and equipment                            (7,964)
       Gain on sale of assets from store location                       (46,603)
       Changes in operating assets and liabilities:
          Increase in accounts receivable                                (6,160)
          Decrease in other assets                                       63,375
          Increase in accounts payable                                   45,952
          Decrease in accrued expenses                                  (29,333)
                                                                    -----------

                Net cash provided by operating activities               225,397

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                  (514,273)
   Proceeds from sale of property and equipment                          16,790
   Proceeds from sale of store location                                  90,267
                                                                    -----------

                Net cash used in investing activities                  (407,216)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on long-term debt                                (179,818)
   Net borrowings (repayments) from:
      Notes payable                                                    (532,000)
      Related parties                                                 1,148,213
                                                                    -----------

                Net cash used in financing activities                   436,395
                                                                    -----------

                NET INCREASE IN CASH                                    254,576

Cash at beginning of year                                               102,006
                                                                    -----------

Cash at end of year                                                 $   356,582
                                                                    ===========

         The accompanying notes are an integral part of this statement.

                            Blue Ribbon Rentals, Inc.
                                       and
                          Blue Ribbon Rentals II, Inc.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                December 31, 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES

    A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

    PRINCIPLES OF COMBINATION
    -------------------------

    The combined financial statements include the financial statements of Blue Ribbon Rentals, Inc. and the financial statements of Blue Ribbon Rentals II, Inc. (collectively referred to as the "Company"). The financial statements of the companies have been combined due to common ownership of the companies.

    NATURE OF BUSINESS
    ------------------

    Blue Ribbon Rentals, Inc. and Blue Ribbon Rentals II, Inc. are Ohio corporations which operate in the rent-to-own industry. Blue Ribbon Rentals, Inc. operates a chain of eight stores located in Northeast Ohio and Blue Ribbon Rentals II, Inc. operates a chain of seven stores located in Northeast Ohio and Western Pennsylvania.

    USE OF ESTIMATES
    ----------------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PROPERTY HELD FOR RENT
    ----------------------

    Rental property consists of consumer durable goods such as consumer audio and visual products, appliances and furniture held for rent or rented in the normal course of business. Rental property is rented to customers pursuant to rental agreements which provide for either weekly or monthly rental payment terms. Generally, the rental agreements provide for 78 to 104 weekly payments or 18 to 24 monthly payments. The rental agreements provide for ownership of the property to pass to the customer after a stated number of rental payments have been made. The rental agreements may be terminated at any time by the customer, and, if terminated, the rental property is returned to the Company. The customer can elect to exercise an option to purchase the rental property for amounts established at the initiation of the rental agreement, which typically are less than the future remaining agreement payments.

                            Blue Ribbon Rentals, Inc.
                                       and
                          Blue Ribbon Rentals II, Inc.

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1997



NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    PROPERTY HELD FOR RENT - CONTINUED

    Payments due under rental agreements in force at December 31, 1997 would approximate $11,000,000 if collected in full over the terms of the agreements.

    Property held for rent is stated at cost less accumulated depreciation and an allowance for skips, stolen and charge-offs. The Company depreciates the property over its estimated useful life with the property being fully depreciated 24 months after acquisition. For tax purposes, the Company uses 3 years MACRS.

    PROPERTY AND EQUIPMENT
    ----------------------

    Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

    INCOME TAXES
    ------------

    The Company has elected to be taxed as an S Corporation under the provisions of Section 1361 of the Internal Revenue Code and, therefore, is not subject to federal and certain state income taxes. Instead, the shareholder is taxed on the Company's taxable income, whether or not distributed. Accordingly, a provision for these income taxes is not provided in these financial statements.

    RENTAL REVENUE
    --------------

    Revenue from property held for rent is recognized over the terms of the lease period. Amounts received from the sale of property held for rent, in excess of the carrying value of such property, are included in rental income.

    STATEMENT OF CASH FLOWS
    -----------------------

    For purposes of the statement of cash flows, management considers all highly liquid investments with a maturity of less than three months to be cash equivalents. Cash paid for interest amounted to $68,962 for the year ended December 31, 1997.

                            Blue Ribbon Rentals, Inc.
                                       and
                          Blue Ribbon Rentals II, Inc.

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1997



NOTE B - PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following at December 31, 1997:


                Building and land                          $   18,000

                Leasehold improvements                        743,952

                Vehicles                                      858,418

                Equipment                                     332,198

                Furniture and fixtures                         64,167
                                                           ----------
                                                            2,016,735

                   Less accumulated depreciation            1,154,189
                                                           ==========
                                                           $  862,546
                                                           ==========



NOTE C - LONG-TERM DEBT

    Long-term debt consisted of the following at December 31, 1997:

             Revolving loans - bank                         $1,000,000

             Notes payable - bank                               68,778
                                                          ------------
                                                             1,068,778
                   Less current portion                         50,117
                                                          ============

                                                            $1,018,661
                                                          ============

                            Blue Ribbon Rentals, Inc.
                                       and
                          Blue Ribbon Rentals II, Inc.

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1997


NOTE C - LONG-TERM DEBT - CONTINUED

    The revolving loans - bank represent amounts due under two revolving credit arrangements (one for each Company) with Star Bank, N.A. The agreements were amended in 1997, to provide for combined maximum borrowings of $1.7 million, subject to formulas contained therein. The amended agreements run through June 30, 1999 and provide for interest at the bank's prime rate (8.5% at December 31, 1997) plus 3/4%. Borrowings under the agreements are collateralized by substantially all of the Company's assets and an insurance policy on the life of the sole shareholder in the amount of $1,500,000.

    The notes payable - bank represents amounts payable in monthly principal and interest installments aggregating approximately $4,600. Interest on the notes range from 9% to 9.5%. The notes are collateralized by certain vehicles.

NOTE D - RELATED PARTY TRANSACTIONS

    The Company is affiliated with numerous other entities by virtue of common management and control. The Company periodically advances monies to and receives advances from its sole shareholder and other affiliated entities. The net amount due to related parties was $848,532 at December 31, 1997, which consists of $1,574,210 due from the related parties to Blue Ribbon Rentals, Inc. and $2,422,742 due to related parties from Blue Ribbon Rentals II, Inc. The balances bear interest at the rate of 10% per annum. Interest income recognized on advances to related parties amounted to $143,922 and interest expense incurred on advances from related parties amounted to $182,535 in 1997.

    The Company leases its store locations on a month-to-month basis from the shareholder and an affiliated entity. These related parties lease the properties from unrelated parties under leases expiring at various dates through 2008.

    Rent expense for the fifteen store locations and the home office leased on a month-to-month basis from the shareholder and an affiliated entity approximated $370,000 in 1997.

NOTE E - EMPLOYEE BENEFIT PLANS

    The Company has a profit sharing plan which covers substantially all employees meeting minimum age and service requirements. Contributions under the plan are at the discretion of the Board of Directors and approximated $17,300 for 1997.

                            Blue Ribbon Rentals, Inc.
                                       and
                          Blue Ribbon Rentals II, Inc.
                       COMBINED BALANCE SHEET (UNAUDITED)
                               September 30, 1998

                                     ASSETS

CURRENT ASSETS
   Cash                                                                                 $  408,605
   Accounts receivable                                                                      53,148
   Prepaid expenses                                                                         32,997
                                                                                        ----------

            Total Current Assets                                                           494,750

PROPERTY HELD FOR RENT - AT COST                                                         6,367,938
   Less accumulated depreciation                                                         2,993,617
                                                                                        ----------
                                                                                         3,374,321

PROPERTY AND EQUIPMENT - NET                                                               666,647

OTHER ASSETS                                                                                76,558
                                                                                        ----------

                                                                                        $4,612,276
                                                                                        ==========

                          LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt                                                 $   31,522
   Accounts payable                                                                        232,806
   Accounts payable - related parties                                                      512,564
   Accrued expenses                                                                        464,848
                                                                                        ----------

            Total Current Liabilities                                                    1,241,740

LONG-TERM DEBT
                                                                                            10,039

SHAREHOLDER'S EQUITY
   Common stock of Blue Ribbon Rentals, Inc.; 750 shares authorized at no par
      value; 50 shares issued and outstanding                                                  500
   Common stock of Blue Ribbon Rentals II, Inc.; 850 shares authorized at no par
      value; 100 shares issued and outstanding                                                 500
   Additional paid-in capital                                                              492,348
   Retained earnings                                                                     2,867,149
                                                                                        ----------
                                                                                         3,360,497
                                                                                        ----------
                                                                                        $4,612,276
                                                                                        ==========

  See accompanying notes to unaudited condensed combined financial statements.

                            Blue Ribbon Rentals, Inc.
                                       and
                          Blue Ribbon Rentals II, Inc.
        COMBINED STATEMENT OF EARNINGS AND RETAINED EARNINGS (UNAUDITED)

       For the nine months ended September 30, 1998 and September 30, 1997


                                                   SEPTEMBER, 1998      SEPTEMBER, 1997
                                                   ---------------      ---------------
REVENUE:
   Rental income                                      $ 6,751,308         $ 5,843,019
   Late charge income                                     423,136             364,611
   Other income                                           285,735             202,100
                                                      -----------         -----------
                                                        7,460,179           6,409,730

COSTS AND OPERATING EXPENSES:
   Depreciation and amortization:
      Property held for rent                            1,778,504           1,522,010
      Property and equipment                              247,956             214,164
   Rental property charged off                            437,629             366,168
   Operating expenses                                   3,874,417           3,632,817
                                                      -----------         -----------

            Total Costs and Operating Expenses          6,338,506           5,735,159
                                                      -----------         -----------
               Operating income                         1,121,673             674,571

OTHER INCOME (EXPENSE):
   Interest income                                        121,464             115,407
   Interest expense                                      (178,789)           (192,543)
   Gain on sale of property and equipment                   4,008               9,009
   Gain on sale of assets from store location                   -              46,603
                                                      -----------         -----------
                                                          (53,317)            (21,524)
                                                      -----------         -----------

                       NET EARNINGS                     1,068,356             653,047

Retained Earnings - beginning                           1,798,793           1,224,061
                                                      -----------         -----------

Retained Earnings - ending                            $ 2,867,149         $ 1,877,108
                                                      ===========         ===========


  See accompanying notes to unaudited condensed combined financial statements.

                            Blue Ribbon Rentals, Inc.
                                       and
                          Blue Ribbon Rentals II, Inc.
                        COMBINED STATEMENT OF CASH FLOWS

       For the nine months ended September 30, 1998 and September 30, 1997

                                                                     SEPTEMBER, 1998              SEPTEMBER, 1997
                                                                     ---------------              ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                            $ 1,068,356         $   653,047
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
       Depreciation and amortization                                        2,026,460           1,736,174
       Cost of rental property sold or charged off                            485,795             704,260
       Purchase of property held for rent                                  (2,290,870)         (2,252,063)
       Gain on sale of property and equipment                                   4,008              (9,009)
       Loss (Gain) on sale of assets from store location                            -             (46,603)
       Changes in operating assets and liabilities:
          Increase in accounts receivable                                     (19,408)            (24,358)
          Increase in other assets and prepaid expenses                       (45,283)            (98,836)
          Decrease in accounts payable                                         (4,949)             44,410
          Increase in accrued expenses                                        147,142             127,128
                                                                          -----------         -----------

                Net cash provided by operating activities                   1,371,251             834,150

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment                                       43,957            (439,937)
      Proceeds from sale of store location                                          -              90,262
                                                                          -----------         -----------

                Net cash provided by (used in) investing activities            43,957            (349,675)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Principal payments on long-term debt
      Net borrowings (repayments) from:
          Notes payable                                                    (1,027,217)         (1,675,596)
          Related parties                                                    (335,968)          1,420,204
                                                                          -----------         -----------

                Net cash used in financing activities                        (255,392)         (1,363,185)

                NET INCREASE IN CASH                                          229,083              52,023

Cash at beginning of year                                                     356,582             102,006
                                                                          -----------         -----------

Cash at end of year                                                       $   408,605         $   331,089
                                                                          ===========         ===========


  See accompanying notes to unaudited condensed combined financial statements.

                            Blue Ribbon Rentals, Inc.
                                       and
                          Blue Ribbon Rentals II, Inc.
           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
                               September 30, 1998

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF BUSINESS
--------------------------------------------------------------------------

         NATURE OF BUSINESS
         ------------------

         Blue Ribbon Rentals, Inc. and Blue Ribbon Rentals II, Inc. are Ohio corporations which operate in the rent-to-own industry. Blue Ribbon Rentals, Inc. operates a chain of eight stores located in Northeast Ohio and Blue Ribbon Rentals II, Inc. operates a chain of seven stores located in Northeast Ohio and Western Pennsylvania.

         BASIS OF PRESENTATION
         ---------------------

         The accompanying unaudited condensed combined financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998. The unaudited financial statements should be read in conjunction with the audited financial statements and footnotes thereto for the year ended December 31, 1997.

         PRINCIPLES OF COMBINATION
         -------------------------

         The combined financial statements include the financial statements of Blue Ribbon Rentals, Inc. and the financial statements of Blue Ribbon Rentals II, Inc. (collectively referred to as the "Company"). The financial statements of the companies have been combined due to common ownership of the companies.

         USE OF ESTIMATES
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - SUBSEQUENT EVENT
-------------------------

         On March 1, 1999, substantially all the assets and operations of the Company were sold to Rainbow Rentals, Inc.

         UNAUDITED PROFORMA CONDENSED CONSOLDIATED FINANCIAL INFORMATION

         The following unaudited proforma condensed financial statements of income give effect to the acquisition by Rainbow Rentals, Inc. ( the "Company") of substantially all the assets and operations of Blue Ribbon Rentals, Inc. and Blue Ribbon Rentals II, Inc. ( collectively, "Blue Ribbon" ) in a transaction to be accounted for as a purchase. The unaudited proforma condensed statements of income are based on the consolidated statements of income of the Company for the nine months ended September 30, 1998 and the year ended December 31, 1997 and the combined statements of earnings of Blue Ribbon for the nine months ended September 30, 1998 and the year ended December 31, 1997. The results of operations of the Company and Blue Ribbon have been combined to give effect to the acquisition as if it had occurred on January 1, 1997, the beginning of the Company's 1997 fiscal year.

         The unaudited proforma condensed consolidated financial information is based upon preliminary fair value allocations relative to the purchase of Blue Ribbon. The final allocation of the purchase price may vary as additional information is obtained, and accordingly, the ultimate allocations may differ from the allocations used in the unaudited proforma consolidated condensed financial statements. The proforma financial statements were prepared in accordance with U.S. GAAP. No unaudited proforma condensed balance sheet as of September 30, 1998 has been included because the Company's consolidated balance sheet as of March 31, 1999, which reflects the effects of the Blue Ribbon acquisition, has been made available in the Company's Form 10-Q, filed with the Securities and Exchange Commission on May 14, 1999.

         The unaudited proforma condensed consolidated financial information presented is not necessarily indicative of the operating results that would have been reported had the acquisition actually occurred on the dates indicated or which may be obtained in the future. The proforma condensed statements of income should be read in conjunction with the audited financial statements and related notes thereto of Blue Ribbon appearing in the response to Item 7 of this current report on Form 8-K/A and the historical financial statements, related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operation" of the Company for the year ended December 31, 1998 and the nine months ended September 30, 1998, previously filed with the Securities and Exchange Commission.

                      RAINBOW RENTALS, INC. AND SUBSIDIARY
          UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   Historical
                                                     -------------------------------                Proforma            Proforma
                                                              Rainbow        Blue Ribbon           Adjustments          Combined
                                                              -------        -----------           -----------          --------
                                                                               (note a)

Revenues                                                    $   55,328        $    8,802             $    -            $   64,130
Operating expenses
   Merchandise costs                                            19,145             2,535                  -                21,680
   Store expenses                                               25,287             4,380                  -                29,667
                                                            ----------         ----------            ----------        ----------
          Total merchandise costs and store expenses            44,432             6,915                  -                51,347
General and administrative                                       4,096             1,260               (439)(b,f)           4,917
Amortization                                                         -                 -                409(c)                409
                                                            ----------         ----------            ----------        ----------
          Total operating expenses                              48,528             8,175                (30)               56,673
          Operating income                                       6,800               627                 30                 7,457
Interest expense                                                 1,822               107                769(d)              2,698
Other expense (income), net                                        329               (55)                 -                   274
                                                            ----------         ----------            ----------        ----------
          Income before income taxes                             4,649               575               (739)                4,485
Income taxes                                                     1,968                 -                (68)(e)             1,900
                                                            ----------         ----------            ----------        ----------
          Net income                                        $    2,681        $      575         $     (671)           $    2,585
                                                            ==========         ==========            ==========        ==========

Earnings per common share:
   Basic and diluted earnings per common share              $     0.59                                                 $     0.57
                                                            ==========                                                 ==========

Weighted average common shares outstanding:
   Basic and diluted                                         4,509,406                                                  4,509,406
                                                            ==========                                                 ==========

 See accompanying notes to unaudited proforma condensed consolidated financial statements

                      RAINBOW RENTALS, INC. AND SUBSIDIARY
          UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                   Historical
                                                          -------------------------------           Proforma            Proforma
                                                           Rainbow           Blue Ribbon           Adjustments          Combined
                                                           -------           -----------           -----------          --------
                                                                              (note a)

Revenues                                                   $    46,640        $     7,460               $  -            $    54,100
Operating expenses
   Merchandise costs                                            15,872              2,216                  -                 18,088
   Store expenses                                               21,973              3,573                  -                 25,546
                                                           -----------        -----------        -----------            -----------
          Total merchandise costs and store expenses            37,845              5,789                  -                 43,634
General and administrative                                       3,472                632                  -(f)               4,104
Amortization                                                         -                  -                307(c)                 307
                                                           -----------        -----------        -----------            -----------
          Total operating expenses                              41,317              6,421                307                 48,045
          Operating income                                       5,323              1,039               (307)                 6,055
Interest expense                                                   884                 57                581(d)               1,522
Other expense (income), net                                          9                (86)                 -                    (77)
                                                           -----------        -----------        -----------            -----------
          Income before income taxes                             4,430              1,068               (888)                 4,610
Income taxes                                                     1,874                  -                 75(e)               1,949
                                                           -----------        -----------        -----------            -----------
          Net income                                       $     2,556        $     1,068        $      (963)           $     2,661
                                                           ===========        ===========        ===========            ===========

Earnings per common share:
   Basic and diluted earnings per common share             $      0.55                                                       $ 0.57
                                                           ===========                                                  ===========

Weighted average common shares outstanding:
   Basic and diluted                                         4,648,262                                                    4,648,262
                                                           ===========                                                  ===========

 See accompanying notes to unaudited proforma condensed consolidated financial statements

Note 1- Proforma adjustments to the statements of income and other disclosure.

(a) The historical combined statement of earnings information of Blue Ribbon has been reclassified to conform with the statement of income presentation used by the Company. The most significant reclassification changes involved separating Blue Ribbon operating expenses into the corresponding store expenses and general and administrative expenses components.

(b) Reflects elimination of amounts paid to the sole shareholder of Blue Ribbon to reimburse income taxes paid directly by the sole shareholder relating to Blue Ribbon taxable income. As Blue Ribbon elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code, it is not subject to federal and state income taxes. See proforma footnote (e) for the effect of recording a provision for income taxes at Blue Ribbon's estimated effective tax rate.

(c) Reflects the amortization of goodwill of approximately $7.0 million over a 20 year useful life and amortization of a $300,000 agreement not to compete over the contract life of five years.

(d) Reflects interest expense on borrowings of approximately $10.4 million incurred in connection with the acquisition of Blue Ribbon. The Company's Credit Facility used to fund the acquisition bears interest at the prime rate. The prime rate on March 1, 1999 was 7.75 percent and this rate has been used for the proforma adjustment. For purposes of the proforma statements of income, a 1/8 percentage point change in the prime rate would result in an increase or decrease in income before income taxes of approximately $13,000 and $10,000 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

     This adjustment additionally includes the effect of eliminating net interest paid by Blue Ribbon to its sole shareholder of $38,613 and $24,556, respectively, during the year ended December 31, 1997 and the nine months ended September 30, 1998. The net amount due by Blue Ribbon to its sole shareholder on March 1, 1999 was not assumed by the Company and thus the interest effect will not impact the Company's results on an ongoing basis.

(e) Reflects the income tax effect of proforma adjustments to income before income taxes as well as income taxes calculated on Blue Ribbon's historical income before income taxes. This adjustment based on Blue Ribbon's historical earnings was required given Blue Ribbon's elected S Corporation status under provisions of the Internal Revenue Code. The tax adjustment was calculated using an estimated combined federal and state statutory rate of 41.5 percent.

(f) Historical combined financial statements of Blue Ribbon (as reclassified to conform with the Company's format) include general and administrative expenses of $1.3 million and $0.6 million, respectively, for the year ended December 31, 1997 and the nine months ended September 30, 1998. These expenses are primarily associated with the operation of Blue Ribbon's headquarters location. These operations were not acquired by the Company. While the Company's management cannot precisely estimate the impact of the Blue Ribbon acquisition on its general and administrative expenses, management does anticipate considerable cost savings given its ability to absorb additional administrative activities with its pre-acquisition home office structure. No proforma adjustment has been made to reflect such anticipated savings.